                                                                    Exhibit 23.2


CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 and S-8 (No. 333-73026, 333-09165, 333-49231, 333-90845,
333-51684, and 333-67982) of Genesee & Wyoming Inc. of our report dated February 7, 2003 relating to the consolidated financial statements of Australian Railroad Group Pty Ltd as of and for the period ended December 31, 2002, included in this Annual Report (Form 10-K) for the year ended December 31, 2002.


/s/ Ernst & Young

Ernst & Young
Perth, Australia
March 31, 2003